Exhibit 10.1

TERMINATION OF CONSULTING AGREEMENT

     This Termination of Consulting Agreement (this “Agreement”) is made as of December 15, 2004 by and between PeopleSoft, Inc. (the “Company”) and Aneel Bhusri (“Consultant”).

RECITALS

     WHEREAS, the Company and Consultant previously have entered into that certain Consulting Agreement dated as of December 6, 2004 (the “Consulting Agreement”); and

     WHEREAS, PeopleSoft and Consultant desire to terminate the Consulting Agreement.

AGREEMENT

     NOW, THEREFORE, in consideration of the covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

     1. Termination.

     The Consulting Agreement shall be terminated as of December 31, 2004 (the “Termination Date”) and, following such date shall be of no further force or effect. The Company and Consultant hereby waive the requirement of 30-days’ notice of termination in the Consulting Agreement.

     2. Pre-Termination Payments and Other Obligations.

     The obligations of the Company and Consultant under the Consulting Agreement, including the Company’s obligation to pay Consultant the amounts owed under the Consulting Agreement, shall continue in effect until the Termination Date.

     3. Rights and Obligations.

     Following the Termination Date, PeopleSoft and Consultant shall have no further rights or obligations under or pursuant to the Consulting Agreement.

     4. Counterparts; Facsimile Transmission.

     This Agreement may be executed in separate counterparts, both of which are deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery of this Agreement.

     IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be duly executed on its behalf, as of the day and year first above written.

PEOPLESOFT, INC.
By:	/s/ James P. Shaughnessy
	Name:	James P. Shaughnessy
Its: Senior Vice President and General Counsel

ANEEL BHUSRI
/s/ Aneel Bhusri